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FOR IMMEDIATE RELEASE                      CONTACT: FINANCIAL - LAUREN S. BABUS

                                                             (201) 307-2100

                                                             PRESS - JOE RUSSO

                                                             (201) 307-2486



                         THE HERTZ CORPORATION DECLARES
                               QUARTERLY DIVIDEND

PARK RIDGE, NJ, APRIL 28, 2000 - The Board of Directors of The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading construction and industrial equipment rental business, has declared a quarterly dividend of $0.05 per share on the company's Class A and Class B Common Stock payable on June 9, 2000 to shareholders of record as of May 15, 2000.

The Hertz Corporation, headquartered in Park Ridge, N.J., operates from approximately 6,500 locations in the U.S. and over 140 foreign countries.


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